CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-90988) of Brightpoint, Inc.'s 1994 Stock Option Plan and Non-Employee Director Stock Option Plan of our report on Allied Communications, Inc. and Affiliates dated February 23, 1996 on our audits of the financial statements of Allied Communications, Inc. and Affiliates, which report is included in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand LLP


Philadelphia, Pennsylvania
March 25, 1997